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                                                                    EXHIBIT 99.1

                              [CENTEX LETTERHEAD]

NEWS RELEASE
--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE
For additional information, contact at 214/981-5000:
LELDON E. ECHOLS, EVP and Chief Financial Officer
SHEILA E. GALLAGHER, VP -- Corporate Communications

          CENTEX RAISES EARNINGS PROJECTIONS FOR FISCAL 2003 AND 2004 Company Expects Seventh and Eighth Consecutive Record Years

         (DALLAS, TX Nov. 18, 2002): Centex Corporation (NYSE: CTX) announced this afternoon that the company is raising its earnings expectations for fiscal 2003 (its current fiscal year) and fiscal 2004. Centex told analysts at a meeting in Dallas that the company expects to continue to report record net earnings for fiscal years 2003 and 2004, which will mark Centex's seventh and eighth consecutive record earnings years.

         The company's Chairman and CEO Laurence E. Hirsch said Centex expects to earn $8.00 to $8.30 per diluted share for fiscal 2003 ending March 31, 2003, up from the company's previous guidance of $7.80 to $8.20 per share. In addition, Mr. Hirsch said that based on current housing sales rates and the continuance of a reasonably stable economic environment, Centex anticipates diluted earnings per share in the range of $8.75 to $9.75 for fiscal 2004.

         Mr. Hirsch cited several reasons for Centex's confidence in the future, including: the company's business model, which focuses on internal growth rather than reliance on large acquisitions; Centex's capital and balance sheet capacity; attractive markets for its business segments; a highly experienced management team; and the company's proven processes over more than a half century in business.

         Through its subsidiaries, Dallas-based Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage originators, and general building contractors. The company also has operations in investment real estate and home services and currently owns approximately 65% of a publicly held construction products company.

                                      ###

FORWARD-LOOKING STATEMENTS. THE "OUTLOOK" SECTION OF THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE CONTEXT OF THE STATEMENT AND GENERALLY ARISE WHEN THE COMPANY IS DISCUSSING ITS BELIEFS, ESTIMATES OR EXPECTATIONS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECAST IN SUCH FORWARD-LOOKING STATEMENTS. THE PRINCIPAL RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS INCLUDE THE FOLLOWING: GENERAL ECONOMIC CONDITIONS AND INTEREST RATES; THE CYCLICAL AND SEASONAL NATURE OF THE COMPANY'S BUSINESSES; ADVERSE WEATHER; CHANGES IN PROPERTY TAXES AND ENERGY COSTS; CHANGES IN FEDERAL INCOME TAX LAWS AND FEDERAL MORTGAGE FINANCING PROGRAMS; GOVERNMENTAL REGULATIONS; CHANGES IN GOVERNMENTAL AND PUBLIC POLICY; CHANGES IN ECONOMIC CONDITIONS SPECIFIC TO ANY ONE OR MORE OF THE COMPANY'S MARKETS AND BUSINESSES; COMPETITION; AVAILABILITY OF RAW MATERIALS; AND UNEXPECTED OPERATIONS DIFFICULTIES. THESE AND OTHER FACTORS ARE DESCRIBED IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2002, AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002, WHICH ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.